UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 22, 2010

(Date of earliest event reported)

TECHWELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-52014	77-0451738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 E. Plumeria Drive, San Jose, California 95134

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 435-3888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

The information included in Item 3.03 below and the Amendment to Rights Agreement filed as Exhibit 4.1 hereto are incorporated herein by reference.

Item 3.03              Material Modification to Rights of Security Holders.

On March 22, 2010, Techwell, Inc. (“Techwell”) entered into an Amendment to Rights Agreement (the “Amendment”), to amend that certain Rights Agreement dated as of August 4, 2009, with Computershare Trust Company, N.A., as “Rights Agent” (the “Rights Agreement”), with the purpose and intent of exempting from the Rights Agreement the Agreement and Plan of Merger (the “Merger Agreement”) among Techwell, Intersil Corporation (“Parent”) and Navajo Merger Sub, Inc., an indirect wholly-owned subsidiary of Parent (“Purchaser”) dated March 22, 2010.

Subject to the terms and conditions of the Merger Agreement, Purchaser has agreed (i) to commence a cash tender offer to acquire all shares of common stock, par value $0.001 per share, of Techwell (“Techwell Common Stock”) that are outstanding and the associated preferred stock purchase rights (the “Techwell Rights”) issued in connection with and subject to the Rights Agreement at a purchase price of $18.50 per Share (the “Offer”) and, (ii) after the completion of the Offer, to the merger of Purchaser with and into Techwell (the “Merger” and such time as the Merger occurs is the “Effective Time”), as well as the other transactions and arrangements contemplated by the Merger Agreement and the related Tender and Voting Agreements (the “Tender Agreements”).  Pursuant to the Amendment, (i) none of Parent or Purchaser or any of their respective affiliates or associates is deemed to be an “Acquiring Person” for purposes of the Rights Agreement by virtue of the Merger Agreement, the Offer, the Merger, the Tender Agreements, the other transactions contemplated by the Merger Agreement or a public announcement of any of the foregoing (collectively, the “Exempt Events”), (ii) none of a “Distribution Date,” “Stock Acquisition Date” or “Triggering Event” shall be deemed to have occurred for purposes of the Rights Agreement by virtue of or as a result of the Exempt Events, (iii) Sections 11 and 13 of the Rights Agreement shall not apply to any Exempt Event, and no Exempt Event shall cause the Techwell Rights to be adjusted or exercisable as a result thereof, and (iv) the Rights Agreement will terminate and the Techwell Rights will expire immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

4.1	Amendment to Rights Agreement, dated as of March 22, 2010, by and between Techwell, Inc. and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2010

TECHWELL, INC.

	By:	/s/ Mark Voll
Mark Voll
Vice President of Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment to Rights Agreement, dated as of March 22, 2010, by and between Techwell, Inc. and Computershare Trust Company, N.A., as Rights Agent.